UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2024

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3001 Summer Street,
Stamford, Connecticut 06926
(Address of principal executive offices) (Zip Code)
(203) 356-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Directors
As disclosed in the preliminary proxy statement for the 2024 annual meeting of stockholders (the “Annual Meeting”) of Pitney Bowes Inc. (the “Company”) filed with the SEC today, each of current directors Steven D. Brill, Katie May, Sheila A. Stamps, Mary J. Steele Guilfoile and Darrell Thomas will not stand for re-election to the Board of Directors (the “Board”) at the Annual Meeting. The decision of each of these directors not to stand for re-election at the Annual Meeting was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. We thank them for their dedicated service and the major support they have provided during a critical period of transition for the Company. The size of the Board will be reduced to five members, effective upon the conclusion of the Annual Meeting. In addition, when a permanent Chief Executive Officer (“CEO”) is appointed, the Board intends to add the appointed CEO to the Board as a sixth member.
Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
104 The cover page of Pitney Bowes Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 8, 2024

Pitney Bowes Inc.

By:	/s/ Lauren Freeman-Bosworth
Name:	Lauren Freeman-Bosworth
Title:	Executive Vice President, General Counsel and Corporate Secretary